Exhibit 99

FOR RELEASE 6:00 AM EDT, THURSDAY, OCTOBER 19, 2006

Contact:	Robert S. Tissue, Sr. Vice President and CFO
Telephone:	(304) 530-0552
Email:	rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS THIRD QUARTER 2006 EARNINGS

MOOREFIELD, W.Va.--(BUSINESS WIRE)--October 19, 2006--Summit Financial Group, Inc. (NASDAQ: SMMF) today reported third quarter 2006 net income of $2.5 million, a decline of 24.2 percent from the $3.3 million reported for the third quarter of 2005. Diluted earnings per share were $0.35 compared with $0.45 for the prior-year quarter, down 22.2 percent. For the third quarter of 2006, the returns on average shareholders' equity and average assets were 12.46 percent and 0.83 percent, respectively, compared with prior-year period ratios of 18.24 percent and 1.33 percent. Results reflect continued strong loan growth from community banking operations, offset by a competitive market for deposits and a significant decline in mortgage originations.

For the nine months ended September 30, 2006, Summit reported net income of $8.1 million, a decline of 8.1 percent from the $8.8 million reported for the first nine months of 2005. Diluted earnings per share were $1.12 compared with $1.22 for the prior-year period, down 8.2 percent. Returns on average shareholders' equity and average assets for the first nine months of 2006 were 13.86 percent and 0.93 percent, respectively, compared with 2005 nine-month ratios of 16.85 percent and 1.25 percent.

H. Charles Maddy, III, President and Chief Executive Officer, commented, "The performance of our mortgage banking segment, Summit Mortgage, continues to be very disappointing. The poor results are principally the result of reduced response rates to its direct mail marketing programs. We continue to revise these programs seeking to improve their efficiency, and we believe that our most recent revisions could restore Summit Mortgage to break even or possibly modest profitability in the fourth quarter 2006. Further, we continue to evaluate this business segment strategically. Our community banking operation is performing well, and its markets have demonstrated amazing resilience, as loan growth continues to sustain net interest income growth at double-digit levels. We are pleased with the performance of this segment and optimistic for continued growth.”

THIRD QUARTER 2006 CONSOLIDATED RESULTS

Total revenue for the third quarter of 2006, consisting of net interest income plus non-interest income, was $14.3 million, a decline of 12.1 percent compared to the $16.3 million reported for the third quarter of 2005. Net interest income for the quarter increased 18.2 percent above the prior-year third quarter, to $9.2 million, reflecting 22.4 percent growth in average earning assets, partially offset by a 14 basis point decline in the net interest margin to 3.33 percent. However, compared with second quarter 2006, the net interest margin increased 1 basis point.

Non-interest income for the 2006 third quarter was $5.1 million compared with $8.5 million for the prior-year period, a decrease of 40.0 percent, reflecting a 44.9 percent decline in mortgage origination revenue from Summit Mortgage, which is discussed below.

For the third quarter of 2006, non-interest expense was $10.4 million, a 4.7 percent decrease compared to the $10.9 million reported for the third quarter of 2005; compared to the second quarter of this year, non-interest expense declined 10.4 percent (41.6 percent annualized). Salaries and employee benefit expense declined 20.8 percent compared to the year-ago period and 11.4 percent (45.6 percent annualized) versus the previous quarter, reflecting reductions in commissions and performance incentives paid relative to the Company’s mortgage banking activities. The efficiency ratio was 70.57 percent for the third quarter of 2006 compared with 65.40 percent for the prior-year third quarter; compared with the linked quarter, the efficiency ratio improved 12 basis points. (The efficiency ratio for the Company's Community Banking Segment, shown below, is a more accurate indicator of its performance compared with other community banks.)

Asset quality was fairly steady compared to the previous quarter and remains strong. Nonperforming assets were $2.2 million or 0.18 percent of assets at September 30, 2006, up slightly from $2.0 million or 0.17 percent of assets as of June 30, 2006. Net charge-offs for the third quarter of 2006 were $329,000, equivalent to 0.15 percent of average loans on an annualized basis, compared with $171,000 and 0.08 percent of loans for the preceding quarter, and $200,000 or 0.11 percent for the year-ago quarter. At period-end, loan loss reserves were 0.78 percent of loans.

Assets at September 30, 2006 were $1.21 billion, an increase of $181.4 million, or 17.6 percent over the last twelve months. Loans, net of unearned income, were $902.4 million at September 30, 2006, up $167.0 million or 22.7 percent year-over-year; since year-end 2005, loans increased $102.5 million or 12.8 percent (17.1 percent annualized). Commercial real estate and construction/development were the largest contributors to growth, up $34.4 million (12.9 percent) and $66.3 million (47.0 percent), respectively, since December 31, 2005. Together, these two categories comprised 56.2 percent of the loan portfolio, with residential mortgages accounting for an additional 31.5 percent.

Deposits at September 30, 2006 were $865.1 million, an increase of $236.1 million, or 37.5 percent above prior-year third quarter levels. Nearly $600 million of these deposits are derived from retail accounts, particularly interest bearing checking accounts, which grew $54.1 million or 31.8 percent from year-ago levels. Brokered deposits increased $159.4 million compared to the prior year.

Shareholders' equity at September 30, 2006 was $80.6 million, an increase of 11.3 percent over the last twelve months. Common shares outstanding totaled 7,102,720 at quarter-end. In August 2006, we announced a plan to repurchase up to 225,000 share of our common stock, and accordingly, during the third quarter we repurchased 32,400 shares under this plan.

OPERATING SEGMENT RESULTS

Community Banking Financial Performance

Net income for the third quarter of 2006 increased 28.9 percent over the prior-year period, to $3.5 million. Total revenue, up 18.2 percent to $10.4 million, outpaced growth in non-interest expense, up 11.7 percent to $5.0 million. The Company's efficiency ratio, excluding mortgage banking, was 49.38 percent for the third quarter of 2006 compared with 53.75 percent for the prior-year third quarter.

Mortgage Banking Financial Performance

For the third quarter of 2006, the net loss from mortgage banking activities was $735,000 compared with net income of $905,000 for the third quarter of 2005, a swing of $1.6 million. Mortgage banking fees generated from loan sales was $4.0 million, down 44.9 percent from the $7.3 million reported in the prior-year period, reflecting a 39.7 percent decrease in loan sales to $52.5 million. Revenue per loan sold decreased 7.7 percent, to $4,307 while the average loan size increased 1.0 percent to $56,145.

Loan originations in the third quarter of 2006 were $49.5 million, a decline of 26.2 percent from the linked quarter and 40.9 percent from the prior-year third quarter. Non-interest expense, primarily associated with loan originations, declined 13.4 percent to $5.2 million, compared to $6.0 million incurred in the prior-year period. Expenses per loan originated increased 54.0 percent in third quarter 2006, from $3,809 in the third quarter of 2005 to $5,866 for the current quarter.

ABOUT THE COMPANY

Summit Financial Group, Inc., a financial holding company with total assets of $1.2 billion, operates fifteen banking locations through its two wholly-owned community banks: Summit Community Bank, headquartered in Moorefield, West Virginia; and Shenandoah Valley National Bank in Winchester, Virginia. Summit also operates Summit Mortgage, a residential mortgage loan originator located in Chesapeake, Virginia and Summit Insurance Services, LLC in Moorefield, West Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economy. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2006 vs Q3 2005

	For the Quarter Ended		Percent
Dollars in thousands, except per share amounts	9/30/2006	9/30/2005	Change
Condensed Statements of Income
Interest income
Loans, including fees	$18,216	$12,527	45.4%
Securities	2,998	2,283	31.3%
Other	16	27	-40.7%
Total interest income	21,230	14,837	43.1%
Interest expense
Deposits	7,761	3,509	121.2%
Borrowings	4,239	3,518	20.5%
Total interest expense	12,000	7,027	70.8%
Net interest income	9,230	7,810	18.2%
Provision for loan losses	410	424	-3.3%
Net interest income after provision
for loan losses	8,820	7,386	19.4%
Noninterest income
Insurance commissions	219	222	-1.4%
Service fee income	700	711	-1.5%
Mortgage origination revenue	4,027	7,304	-44.9%
Securities gains (losses)	-	39	-100.0%
Other income	131	189	-30.7%
Total noninterest income	5,077	8,465	-40.0%
Noninterest expense
Salaries and employee benefits	4,302	5,435	-20.8%
Net occupancy expense	565	479	18.0%
Equipment expense	553	465	18.9%
Professional fees	374	230	62.6%
Postage expense	1,678	1,451	15.6%
Advertising	1,191	1,164	2.3%
Other expenses	1,706	1,654	3.1%
Total noninterest expense	10,369	10,878	-4.7%
Income before income taxes	3,528	4,973	-29.1%
Income taxes	1,047	1,700	-38.4%
Net income	$2,481	$3,273	-24.2%

Per Share Data
Basic earnings	$0.35	$0.46	-23.9%
Diluted earnings	$0.35	$0.45	-22.2%
Average shares outstanding
Basic	7,127,650	7,125,483	0.0%
Diluted	7,187,274	7,211,331	-0.3%
Performance Ratios
Return on average equity	12.46%	18.24%	-31.7%
Return on average assets	0.83%	1.33%	-37.6%
Net yield on earning assets - taxable equivalent	3.33%	3.47%	-4.0%
Efficiency ratio consolidated(A)	70.57%	65.40%	7.9%
Efficiency ratio excluding mortgage banking (A)	49.38%	53.75%	-8.1%

NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2006 vs 2005

	For the Nine Months Ended		Percent
Dollars in thousands, except per share amounts	9/30/2006	9/30/2005	Change
Condensed Statements of Income
Interest income
Loans, including fees	$50,495	$33,741	49.7%
Securities	8,431	6,833	23.4%
Other	53	79	-32.9%
Total interest income	58,979	40,653	45.1%
Interest expense
Deposits	19,322	8,952	115.8%
Borrowings	12,965	9,133	42.0%
Total interest expense	32,287	18,085	78.5%
Net interest income	26,692	22,568	18.3%
Provision for loan losses	1,285	1,179	9.0%
Net interest income after provision
for loan losses	25,407	21,389	18.8%
Noninterest income
Insurance commissions	696	605	15.0%
Service fee income	2,056	1,909	7.7%
Mortgage origination revenue	16,557	20,273	-18.3%
Securities gains (losses)	-	44	-100.0%
Other income	409	517	-20.9%
Total noninterest income	19,718	23,348	-15.5%
Noninterest expense
Salaries and employee benefits	14,315	15,371	-6.9%
Net occupancy expense	1,706	1,371	24.4%
Equipment expense	1,648	1,441	14.4%
Professional fees	1,149	699	64.4%
Postage expense	5,219	4,476	16.6%
Advertising	3,845	3,711	3.6%
Other expenses	5,577	4,739	17.7%
Total noninterest expense	33,459	31,808	5.2%
Income before income taxes	11,666	12,929	-9.8%
Income taxes	3,580	4,129	-13.3%
Net income	$8,086	$8,800	-8.1%

Per Share Data
Basic earnings	$1.13	$1.24	-8.9%
Diluted earnings	$1.12	$1.22	-8.2%
Average shares outstanding
Basic	7,130,276	7,082,418	0.7%
Diluted	7,194,351	7,207,937	-0.2%
Performance Ratios
Return on average equity	13.86%	16.85%	-17.7%
Return on average assets	0.93%	1.25%	-25.6%
Net yield on earning assets - taxable equivalent	3.35%	3.55%	-5.6%
Efficiency ratio consolidated(A)	70.12%	67.41%	4.0%
Efficiency ratio excluding mortgage banking (A)	52.44%	53.62%	-2.2%

NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands, except per share amounts	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
Condensed Statements of Income
Interest income
Loans, including fees	$18,216	$16,787	$15,492	$14,260	$12,527
Securities	2,998	2,787	2,647	2,368	2,283
Other	16	13	24	30	27
Total interest income	21,230	19,587	18,163	16,658	14,837
Interest expense
Deposits	7,761	6,408	5,153	4,450	3,509
Borrowings	4,239	4,348	4,379	3,971	3,518
Total interest expense	12,000	10,756	9,532	8,421	7,027
Net interest income	9,230	8,831	8,631	8,237	7,810
Provision for loan losses	410	480	395	300	424
Net interest income after provision
for loan losses	8,820	8,351	8,236	7,937	7,386
Noninterest income
Insurance commissions	219	247	230	247	222
Service fee income	700	726	631	680	711
Mortgage origination revenue	4,027	5,945	6,584	6,098	7,304
Securities gains (losses)	-	-	-	(1,434)	39
Other income	131	136	142	(65)	189
Total noninterest income	5,077	7,054	7,587	5,526	8,465
Noninterest expense
Salaries and employee benefits	4,302	4,855	5,158	4,944	5,435
Net occupancy expense	565	570	571	510	479
Equipment expense	553	575	520	470	465
Professional fees	374	489	285	271	230
Postage expense	1,678	1,750	1,791	1,387	1,451
Advertising	1,191	1,314	1,339	1,168	1,164
Other expenses	1,706	2,018	1,854	1,689	1,654
Total noninterest expense	10,369	11,571	11,518	10,439	10,878
Income before income taxes	3,528	3,834	4,305	3,024	4,973
Income taxes	1,047	1,200	1,334	582	1,700
Net income	$2,481	$2,634	$2,971	$2,442	$3,273

Per Share Data
Basic earnings	$0.35	$0.37	$0.42	$0.34	$0.46
Diluted earnings	$0.35	$0.37	$0.41	$0.34	$0.45
Average shares outstanding
Basic	7,127,650	7,135,107	7,128,076	7,125,994	7,125,483
Diluted	7,187,274	7,193,407	7,192,924	7,198,068	7,211,331
Performance Ratios
Return on average equity	12.46%	13.53%	15.60%	13.15%	18.24%
Return on average assets	0.83%	0.91%	1.05%	0.92%	1.33%
Net interest margin - taxable equivalent	3.33%	3.32%	3.39%	3.39%	3.47%
Efficiency ratio consolidated (A)	70.57%	70.69%	69.16%	65.50%	65.40%
Efficiency ratio excluding mortgage banking (A)	49.38%	54.33%	53.76%	50.73%	53.75%

NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Segment Information
For the Quarter Ended September 30, 2006

	Community	Mortgage	Parent
Dollars in thousands	Banking	Banking	and Other	Eliminations	Total

Condensed Statements of Income
Interest income	$21,096	$300	$12	$(178)	$21,230
Interest expense	11,570	144	464	(178)	12,000
Net interest income	9,526	156	(452)	-	9,230
Provision for loan losses	260	150	-	-	410
Net interest income after provision
for loan losses	9,266	6	(452)	-	8,820
Noninterest income	904	4,027	1,608	(1,462)	5,077
Noninterest expense	4,954	5,168	1,709	(1,462)	10,369
Income before income taxes	5,216	(1,135)	(553)	-	3,528
Income taxes	1,669	(400)	(222)	-	1,047
Net income	$3,547	$(735)	$(331)	$-	$2,481
Intersegment revenue (expense)	$(1,235)	$(219)	$1,454	$-	$-
Average assets	$1,182,638	$12,335	$103,493	$(104,318)	$1,194,148

Segment Information
For the Quarter Ended September 30, 2005

	Community	Mortgage	Parent
Dollars in thousands	Banking	Banking	and Other	Eliminations	Total

Condensed Statements of Income
Interest income	$14,619	$516	$7	$(305)	$14,837
Interest expense	6,805	304	223	(305)	7,027
Net interest income	7,814	212	(216)	-	7,810
Provision for loan losses	360	64	-	-	424
Net interest income after provision
for loan losses	7,454	148	(216)	-	7,386
Noninterest income	1,012	7,304	1,362	(1,213)	8,465
Noninterest expense	4,437	5,969	1,685	(1,213)	10,878
Income before income taxes	4,029	1,483	(539)	-	4,973
Income taxes	1,277	578	(155)	-	1,700
Net income	$2,752	$905	$(384)	$-	$3,273
Intersegment revenue (expense)	$(841)	$(364)	$1,205	$-	$-
Average assets	$974,653	$24,144	$85,012	$(98,603)	$985,206

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Segment Information
For the Nine Months Ended September 30, 2006

	Community	Mortgage	Parent
Dollars in thousands	Banking	Banking	and Other	Eliminations	Total

Condensed Statements of Income
Interest income	$58,394	$1,274	$35	$(724)	$58,979
Interest expense	31,079	689	1,243	(724)	32,287
Net interest income	27,315	585	(1,208)	-	26,692
Provision for loan losses	915	370	-	-	1,285
Net interest income after provision
for loan losses	26,400	215	(1,208)	-	25,407
Noninterest income	2,637	16,557	4,949	(4,425)	19,718
Noninterest expense	15,101	17,374	5,409	(4,425)	33,459
Income before income taxes	13,936	(602)	(1,668)	-	11,666
Income taxes	4,445	(192)	(673)	-	3,580
Net income	$9,491	$(410)	$(995)	$-	$8,086
Intersegment revenue (expense)	$(3,486)	$(914)	$4,400	$-	$-
Average assets	$1,149,873	$17,606	$100,530	$(107,825)	$1,160,184

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Segment Information
For the Nine Months Ended September 30, 2005

	Community	Mortgage	Parent
Dollars in thousands	Banking	Banking	and Other	Eliminations	Total

Condensed Statements of Income
Interest income	$40,151	$1,303	$19	$(820)	$40,653
Interest expense	17,501	816	588	(820)	18,085
Net interest income	22,650	487	(569)	-	22,568
Provision for loan losses	1,035	144	-	-	1,179
Net interest income after provision
for loan losses	21,615	343	(569)	-	21,389
Noninterest income	2,606	20,273	4,041	(3,572)	23,348
Noninterest expense	13,007	17,622	4,751	(3,572)	31,808
Income before income taxes	11,214	2,994	(1,279)	-	12,929
Income taxes	3,527	1,108	(506)	-	4,129
Net income	$7,687	$1,886	$(773)	$-	$8,800
Intersegment revenue (expense)	$(2,568)	$(981)	$3,549	$-	$-
Average assets	$926,954	$22,471	$82,157	$(94,014)	$937,568

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005

Assets	$1,210,491	$1,179,648	$1,137,692	$1,109,532	$1,029,103
Securities	246,332	238,382	233,805	223,772	215,757
Loans held for sale, net	6,510	9,702	12,343	16,585	12,695
Loans, net	895,266	866,680	825,022	793,767	729,431
Intangible assets	3,234	3,272	3,310	3,348	3,385
Retail deposits	598,293	570,731	560,551	545,104	521,503
Brokered time deposits	266,769	190,832	170,185	128,797	107,416
Short-term borrowings	90,422	164,185	136,483	182,028	139,681
Long-term borrowings and
subordinated debentures	163,864	167,168	183,136	170,501	179,383
Shareholders' equity	80,630	76,559	75,816	73,803	72,429

Book value per share	$11.35	$10.73	$10.63	$10.36	$10.16

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005

Commercial	$67,352	$64,342	$66,564	$63,206	$60,723
Commercial real estate	300,675	296,680	275,896	266,228	*
Construction and development	207,545	182,000	165,026	141,207	*
Residential real estate	284,636	288,991	282,013	285,597	*
Consumer	36,885	37,040	37,357	36,863	37,431
Other	7,086	6,188	6,382	8,598	8,824
Total loans	904,179	875,241	833,238	801,699	736,992
Less unearned fees and interest	1,806	1,767	1,731	1,780	1,640
Total loans net of unearned fees and interest	902,373	873,474	831,507	799,919	735,352
Less allowance for loan losses	7,107	6,794	6,485	6,152	5,921
Loans, net	$895,266	$866,680	$825,022	$793,767	$729,431

               * - Due to reclassification of real estate loans to include construction and development category, real estate loan balances prior to 12/31/05 conforming to the new classifications is not available.

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005

Non interest bearing checking	$64,751	$66,071	$62,860	$62,631	$69,346
Interest bearing checking	223,992	214,279	214,572	200,638	169,893
Savings	44,980	38,737	39,474	44,681	45,868
Time deposits	264,570	251,644	243,645	237,154	236,396
Total retail deposits	$598,293	$570,731	$560,551	$545,104	$521,503

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Mortgage Banking Segment Loan Activity

	For the Quarter Ended
Dollars in thousands	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005

Loans originated
Amount	$49,545	$67,130	$72,967	$78,297	$83,860
Number	881	1,222	1,386	1,443	1,567

Loans sold
Amount	$52,496	$69,315	$76,375	$73,903	$87,071
Number	935	1,304	1,421	1,376	1,566

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information

	For the Quarter Ended
Dollars in thousands	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005

Net loan charge-off's	$329	$171	$62	$70	$200
Net loan charge-off's to average loans (annualized)	0.15%	0.08%	0.03%	0.04%	0.11%
Allowance for loan losses	$7,107	$6,794	$6,485	$6,152	$5,921
Allowance for loan losses as a percentage
of period end loans	0.78%	0.77%	0.77%	0.75%	0.79%
Nonperforming assets:
Nonperforming loans	$1,966	$1,593	$1,972	$1,382	$1,017
Foreclosed properties and
other repossessed assets	255	373	346	395	862
Total	$2,221	$1,966	$2,318	$1,777	$1,879

Nonperforming loans to period end loans	0.22%	0.18%	0.23%	0.17%	0.14%
Nonperforming assets to period end assets	0.18%	0.17%	0.20%	0.16%	0.18%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q3 2006 vs Q3 2005
	Q3 2006			Q3 2005
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$884,917	$18,103	8.12%	$705,853	$12,423	6.98%
Tax-exempt	8,631	171	7.86%	8,574	157	7.26%
Securities
Taxable	192,475	2,452	5.05%	164,390	1,750	4.22%
Tax-exempt	47,842	817	6.78%	47,750	798	6.63%
Interest bearing deposits other banks
and Federal funds sold	3,559	16	1.78%	2,726	28	4.08%
Total interest earning assets	1,137,424	21,559	7.52%	929,293	15,156	6.47%

Noninterest earning assets
Cash & due from banks	12,791			19,124
Premises & equipment	23,703			20,759
Other assets	27,224			21,842
Allowance for loan losses	(6,994)			(5,812)
Total assets	$1,194,148			$985,206

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$221,297	$2,044	3.66%	$153,329	$843	2.18%
Savings deposits	42,038	164	1.55%	46,226	77	0.66%
Time deposits	478,992	5,553	4.60%	320,708	2,589	3.20%
Short-term borrowings	132,680	1,777	5.31%	142,240	1,315	3.67%
Long-term borrowings and
subordinated debentures	164,996	2,462	5.92%	178,145	2,203	4.91%
	1,040,003	12,000	4.58%	840,648	7,027	3.32%
Noninterest bearing liabilities
Demand deposits	64,043			65,449
Other liabilities	10,470			7,338
Total liabilities	1,114,516			913,435

Shareholders' equity	79,632			71,771
Total liabilities and
shareholders' equity	$1,194,148			$985,206

NET INTEREST EARNINGS		$9,559			$8,129

NET INTEREST YIELD ON EARNING ASSETS			3.33%			3.47%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2006 vs YTD 2005
	For the Nine Months Ended September 30,
	2006			2005
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$857,851	$50,180	7.82%	$663,287	$33,421	6.74%
Tax-exempt	8,373	476	7.60%	8,884	485	7.30%
Securities
Taxable	189,768	6,837	4.82%	162,852	5,229	4.29%
Tax-exempt	45,950	2,385	6.94%	47,984	2,402	6.69%
Interest bearing deposits other banks
and Federal funds sold	1,453	52	4.78%	2,766	79	3.82%
Total interest earning assets	1,103,395	59,930	7.26%	885,773	41,616	6.28%

Noninterest earning assets
Cash & due from banks	13,760			16,567
Premises & equipment	23,552			20,730
Other assets	26,160			20,008
Allowance for loan losses	(6,683)			(5,510)
Total assets	$1,160,184			$937,568

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$213,518	$5,410	3.39%	$141,168	$1,868	1.77%
Savings deposits	40,826	311	1.02%	48,699	235	0.65%
Time deposits	428,224	13,601	4.25%	308,334	6,849	2.97%
Short-term borrowings	148,876	5,572	5.00%	131,459	3,124	3.18%
Long-term borrowings and
subordinated debentures	176,250	7,393	5.61%	171,300	6,009	4.69%
	1,007,694	32,287	4.28%	800,960	18,085	3.02%
Noninterest bearing liabilities
Demand deposits	64,618			60,252
Other liabilities	10,059			6,707
Total liabilities	1,082,371			867,919

Shareholders' equity	77,813			69,649
Total liabilities and
shareholders' equity	$1,160,184			$937,568

NET INTEREST EARNINGS		$27,643			$23,531

NET INTEREST YIELD ON EARNING ASSETS			3.35%			3.55%